Exhibit 99.1

VENDOR SERVICES AGREEMENT (Enhanced Care Initiatives)

          This Vendor Services Agreement including all Attachments hereto (as the same may be amended, modified or supplemented, the “Agreement”) is entered into this 9th day of July, 2009, by and between ENHANCED CARE INITIATIVES (“Vendor”) and Touchstone Health HMO, Inc. (“HMO”), a health maintenance organization licensed pursuant to Article 44 of the New York State Public Health Law, and is effective as of the date of its execution by HMO (“Effective Date”).

          WHEREAS, HMO is a health maintenance organization that arranges for the provision of Covered Services for Covered Persons;

          WHEREAS, Vendor provides certain services listed on Exhibit A (the “Services”) attached hereto; and

          WHEREAS, HMO desires that Vendor provide the Services set forth herein subject to the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1

DEFINITIONS

Agreement: This agreement and all exhibits hereto.

Benefit Plan: A benefit program that includes health care coverage and is issued or sponsored by HMO and contains the terms and conditions of a Covered Person’s coverage.

CMS: The Centers for Medicare & Medicaid Services.

Commissioner: Commissioner of the New York State Department of Health.

Covered Person: An individual, including a Medicare beneficiary, entitled to receive coverage for certain health care services under a Benefit Plan.

Covered Services: Those health care services for which a Covered Person is entitled to receive coverage under the terms and conditions of a Benefit Plan.

Effective Date: Shall have the meaning set forth in the preamble to this Agreement.

Healthcare Integrity and Protection Data Bank (“HIPDB”): Shall have the meaning set forth in Section 2.1.2 of this Agreement.

Medicare Advantage Contract: The applicable payor contract with CMS to provide services as a Medicare Advantage managed care organization to Medicare eligible recipients, including recipients dually eligible for the Medicare and Medicaid programs.

Policies and Procedures: Shall have the meaning set forth in Section 3.1 of this Agreement.

Provider. An individual or an organization who or which is certified, licensed or otherwise legally authorized to provide Covered Services to Covered Persons.

Services. Shall mean the activities that may be conducted by Vendor in connection with this Agreement as set forth on Exhibit A.

Term: Shall have the meaning set forth in Section 7.1 of this Agreement.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF PARTIES

Section 2.1 Vendor’s Representations, Warranties and Covenants.

                    2.1.1 Vendor represents and warrants that it is, and shall remain throughout the Term, in good standing under applicable laws and regulations, including those regulations promulgated by CMS, governing its existence and operations and that it is in compliance with and shall continue to comply with all applicable federal, state and local laws, including, but not limited to, Medicare laws and regulations and applicable CMS instructions that relate to the subject matter of this Agreement or Vendor’s duties and obligations to perform the Services hereunder and Vendor has in effect all required licenses and permits to operate and conduct its operations, including, but not limited to, the provision of the Services.

                    2.1.2 At all times with respect to the provision of Services as set forth hereunder, Vendor represents and warrants that neither it or any employee or contractor through which Vendor provides Services to HMO hereunder has (i) pled guilty or no contest to or been convicted of any felony involving dishonesty or breach of trust; (ii) been excluded from participation in any federal or state funded health program, including, but not limited to, Medicare and Medicaid or has been barred from participation in federal procurement programs; or (iii) been listed in the Healthcare Integrity and Protection Data Bank (“HIPDB”). If the Vendor is listed in the HIPDB after the Effective Date, HMO shall have the right, in its sole discretion and judgment, to terminate the Agreement as provided in Section 7.2 herein or to disqualify the listed person(s) from providing any Services hereunder.

                    2.1.3 Vendor represents and warrants that this Agreement has been executed by its duly authorized representative and that executing this Agreement and performing its obligations hereunder shall not cause Vendor to violate any term or covenant of any other agreement or arrangement now existing or hereinafter executed.

Section 2.2 HMO’s Representations, Warranties and Covenants. HMO represents and warrants that: (i) it is licensed as a HMO by the applicable regulatory authority; (ii) it is, and shall remain throughout the Term, substantially in compliance with all applicable Federal and state laws and regulations related to this Agreement; provided however, that for the purposes of this paragraph (iii); Vendor will have no basis for termination to the extent that any alleged noncompliance does not impact the obligations of HMO under this Agreement; (iv) this Agreement has been executed by its duly authorized representative; and (v) executing this Agreement and performing its obligations hereunder shall not cause HMO to violate any term or covenant of any other agreement or arrangement now existing or hereinafter executed.

SECTION 3

GENERAL RESPONSIBILITIES OF VENDOR

Section 3.1 Compliance with Policies and Procedures. Vendor shall be bound by and comply with all applicable policies and procedures, established by HMO from time to time in its discretion (collectively, the “Policies and Procedures”). Vendor acknowledges receipt and/or opportunity to review all Policies and Procedures in effect prior to execution of this Agreement and hereby agrees to comply with same. Vendor shall be provided at least thirty (30) days written notice prior to implementation of all such Policies and Procedures. Failure to comply with the Policies and Procedures may result in loss of reimbursement to Vendor and/or termination of this Agreement, as determined by HMO in its discretion.

Section 3.2 Provision of Services. Vendor agrees that all Services provided pursuant to this Agreement shall at all times meet or exceed: (i) all of HMO’s standards, Policies and Procedures; and (ii) all applicable federal and state statutes and regulations, including, but not limited to, CMS statutes and regulations and all fiduciary obligations under ERISA. Without limiting the foregoing, Vendor also agrees to comply with the terms and provisions of the Medicare Addendum attached as Exhibit C to this Agreement.

Section 3.3 Incentives. Vendor further agrees that as of the Effective Date, and throughout the Term (i) compensation to persons performing any Services under this Agreement shall not contain incentives or remuneration, direct or indirect, in cash or in-kind, that would violate the Medicare and Medicaid Patient Protection Act of 1987, as amended, 42 U.S.C. §1320a-7b.

Section 3.4 Reporting Requirements. Vendor acknowledges that HMO is subject to reporting requirements specified in the Medicare Advantage regulations. In furtherance of any such applicable reporting requirements, Vendor shall comply with all data and reporting requirements of HMO and/or CMS. Vendor hereby expressly acknowledges that data and information submitted by Vendor to HMO may be used by HMO for submission to CMS and Vendor hereby represents and warrants that all data and information submitted by Vendor to HMO and/or to CMS hereunder is (based on best knowledge, information, and belief) accurate, complete, and truthful.

Section 3.5 Submission of Reports to HMO. Vendor shall provide to HMO periodic reports on Services provided by Vendor. Said reports shall be provided in accordance with Exhibit A and at such other times as HMO shall request or as Vendor shall deem necessary or appropriate to ensure that HMO is fully apprised of Vendor’s activities and for purposes of enabling HMO to meet all applicable CMS and/or NCQA submission requirements and deadlines. Vendor will provide to HMO all such required reports at least 1 month in advance of the applicable government filing dates and shall cooperate with HMO using Vendor’s best efforts to address any HMO questions and/or and correct any errors or omissions as identified by HMO during its review to ensure that complete, accurate and timely filings can be made by HMO. All reports provided to HMO shall include a summary report in a format agreed to by HMO. Vendor shall provide such additional ad hoc reports for no additional charge as HMO may request from time to time in order to support HMO’s ability to analyze its operations relating to the programs and business purposes its engagement of Vendor hereunder.

Section 3.6

                    3.6.1 In addition to any periodic reports required by Section 3.5 above, Vendor shall provide annual reports on its operational or financial data relevant to the provision of Services requested by the HMO or the Commissioner.

Section 3.7 Required Data. Vendor shall provide data to HMO in accordance with HMO’s specifications, immediately upon request to enable HMO to respond to Covered Person, regulator and Provider inquiries, as necessary.

Section 3.8 Statement Submission. In accordance with the Policies and Procedures, Vendor shall submit statements or other information to HMO required for payment for Services rendered hereunder. Vendor agrees that HMO shall have the right to determine the accuracy of all statements submitted by Vendor prior to compensating Vendor as set forth in Section 5.3.

Section 3.9 Notification of Limitations. Vendor shall notify HMO promptly of: (i) any litigation brought against Vendor related to the Services provided by Vendor to other persons; (ii) the occurrence of any events specified in Sections 2.1 or 7.2.2 with respect to Vendor; (iii) any legal or governmental action filed against Vendor that could materially affect Vendor’s performance under this Agreement; (iv) any actions taken or investigations initiated by any government agency involving Vendor; and (vii) the listing of Vendor in the HIPDB. Upon HMO’s request, Vendor shall provide all known details of the nature, circumstances, and disposition of any suits, claims, actions, investigations, or listings to HMO.

                    3.9.1 Vendor shall notify HMO in writing not less than ninety (90) days prior to any closure or diminution of its offices or substantial change in its operations, as applicable.

                    3.9.2 Vendor shall provide all necessary information in writing to HMO about all non-routine inquires with respect to Vendor’s performance hereunder by regulatory agencies or attorneys within ten (10) days of such an inquiry.

Section 3.10 Accountability. Vendor acknowledges that HMO oversees and is accountable to CMS for any functions and responsibilities set forth in the regulations governing the Medicare Advantage program. Vendor further acknowledges and agrees that pursuant to the Medicare Advantage regulations, HMO or its designees shall monitor Vendor’s performance hereunder and HMO and/or CMS shall have the right to terminate this Agreement and Vendor’s participation in the Medicare Advantage Contract if Vendor does not perform satisfactorily hereunder.

Section 3.11 Hold Harmless. Vendor acknowledges and agrees that in no event, including, but not limited to, the insolvency of HMO, breach or termination of the Agreement and/or non-payment for Services, shall Vendor bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Covered Persons or persons acting on behalf of Covered Persons for payment of any fees owed to Vendor.

Section 3.12 Non-Delegated Functions. Nothing contained in this Agreement constitutes or shall be construed to constitute delegation of HMO’s ultimate responsibility for the establishment and oversight of its Policies and Procedures, management, and operation, including, but not limited to:

(a)	adoption and enforcement of management, contract delivery, quality assurance or utilization review programs and operations;

(b)	direct independent authority to hire and/or terminate management, including, but not limited to, the CEO;

(c)	adoption of budget and independent control over books and records, including disposition of assets and incurrence of liability;

(d)	assurance of satisfactory performance by the HMO’s medical director;

(e)	control over marketing programs and materials;

(f)	ensuring that HMO shall not discriminate in enrollment or provision of services based on race, color, sex, age, religion, national origin, a source of payment;

(g)	compliance with applicable law; and

(h)	assuring maintenance of financial stability, level of services provided, and quality of care rendered during the Term.

                    3.12.2 All HMO functions not expressly delegated to Vendor herein shall remain the sole obligation of HMO.

Section 3.13 Compliance with Applicable Laws. Vendor shall comply with all applicable federal, state and local laws, including, but not limited to, Medicare laws and regulations and applicable CMS instructions.

SECTION 4

VENDOR SERVICES

Section 4.1 Vendor Services. During the term of this Agreement, Vendor shall provide to HMO the Services as set forth on Exhibit A. HMO shall fully cooperate with Vendor in connection with the provision of such Services.

SECTION 5

RESPONSIBILITIES OF HMO

Section 5.1 Monitoring and Ultimate Responsibility. Notwithstanding any other provision in this Agreement to the contrary, New York State and applicable federal law require HMO to be responsible for ensuring that any Services provided on behalf of HMO by Vendor pursuant to this Agreement complies with all pertinent provisions of federal, state and local laws. HMO shall monitor any responsibilities delegated to Vendor hereunder on an ongoing basis. All functions not expressly delegated to Vendor herein shall remain the sole obligation of HMO.

Section 5.2 Audit Activities. If HMO has reason to believe that Vendor has failed to carry out any or all of the Services specified this Agreement, in accordance with the terms set forth herein or meet HMO’s reasonable performance expectations, HMO may take such steps, as it deems necessary, including, but not limited to, the following:

                    5.2.1 Audit Vendor’s performance of Services upon reasonable notice and during regular business hours or as otherwise provided herein. Vendor shall fully and promptly comply with HMO’s reasonable audit requests;

                    5.2.2 Require Vendor to submit, within a specified time frame, a corrective action plan to address any compliance or other problems identified by HMO. Vendor shall implement such corrective actions at its expense as reasonably directed by HMO as necessary to bring the Services into compliance with this Agreement, including, but not limited to, any applicable CMS requirements.

Section 5.3 Compensation to Vendor. Subject to Section 3.7, HMO shall compensate Vendor pursuant to the compensation rates set forth in Exhibit B which shall constitute payment in full for all Services performed hereunder and when rendered, such payment shall fully satisfy HMO’s payment obligations to Vendor for Services provided pursuant to this Agreement.

Section 5.4 Compliance with Applicable Laws. HMO shall comply with all applicable federal, state and local laws, including, but not limited to, Medicare laws and regulations and applicable CMS instructions relevant to the requirements of HMO hereunder.

SECTION 6

INSURANCE AND INDEMNIFICATION.

Section 6.1 Vendor. Throughout the Term, Vendor shall procure and maintain, at Vendor’s sole expense, (1) general liability insurance in the amount of $1,000,000.00 per occurrence and $3,000,000.00 in the aggregate; and (2) if applicable, managed care errors and omissions professional liability insurance in minimum amounts of five million dollar ($5,000,000) per occurrence and ten million dollars ($10,000,000) aggregate. If applicable, Vendor’s professional liability insurance shall be either occurrence or claims made with retroactive coverage or an extended period reporting option under such terms and conditions as may be reasonably required by HMO. Vendor shall provide to HMO certificates of insurance evidencing such coverage upon request and shall provide HMO with thirty (30) days prior written notice of any modification or termination of such coverage.

Section 6.2 HMO. Throughout the Term, HMO shall maintain or ensure the maintenance of such policies of insurance as are customary and reasonably carried by entities providing services similar to those provided by HMO hereunder. Evidence of such insurance policies shall be provided to Vendor upon request.

Section 6.3 Responsibility of Vendor. Vendor shall indemnify and hold harmless HMO for all claims, liabilities, damages or judgments, and including reasonable attorneys which may arise as a result of Vendor’s acts or omissions, including, but not limited to, actions of its employees and contractors.

Section 6.4 Regulatory Fines. The parties also acknowledge that Services hereunder are subject to regulation by applicable federal and state laws and regulations. If Vendor does not or is not able to fulfill any or all of its obligations hereunder and HMO is subject to any fines or fees from a regulatory agency as a result thereof, Vendor shall pay to HMO the amount of such fines and any penalties incurred, including any applicable interest. HMO shall have sole discretion to pay such fees, fines or penalties or to settle or compromise with such regulatory agencies.

SECTION 7

TERM AND TERMINATION

Section 7.1 Term. The initial Term shall remain in effect for twelve (12) months from the Effective Date. This Agreement shall automatically renew for additional successive periods of twelve (12) months, unless earlier terminated in accordance with the provisions of Section 7.2 below or unless Vendor or HMO elect not to renew the Agreement by providing written notice to the other party at least ninety (90) days prior to the expiration of the twelve (12) month period then in effect. As used herein, “Term” shall mean the initial and any renewal term(s) of this Agreement.

Section 7.2 Termination. This Agreement may be terminated as follows:

                    7.2.1 At any time by HMO without cause upon one hundred twenty (120) days prior written notice.

                    7.2.2 Immediately by HMO upon prior written notice to Vendor in the event of:

(a)	a determination by HMO that Vendor or Vendor’s employees, personnel or agents have engaged in fraud; or has become excluded from participation in any federal or state health care program; or

(b)	a determination by HMO that Vendor or Vendor’s employees, personnel or agents, in performing any Services, threatens the health or safety of a Covered Person; or

(c)	a final disciplinary action by a governmental agency that impairs Vendor’s ability to provide Services under this Agreement; or

(d)	the loss of insurance as required by Section 6.1 hereunder; or

(e)	the bankruptcy or receivership of Vendor, or an assignment by Vendor for the benefit of creditors; or

(f)	Vendor’s objection to a proposed amendment designated as a “material amendment” pursuant to Section 9.1 hereof; or

(g)	the withdrawal, expiration or non-renewal of any federal, state, or local license, certificate, approval or authorization of Vendor.

                    7.2.3 By either party if the other party defaults in the performance of any material duty or obligation hereunder, and the defaulting party fails to cure such default or breach within thirty (30) days after receipt of written notice of such breach or default; provided, however, that any written notice of termination shall provide for a date of termination no earlier than the date on which such notice is given; or

                    7.2.4 At any time by either party upon the mutual consent of the parties.

Section 7.3 Effect of Termination. Termination of this Agreement shall have no effect upon the rights, obligations or remedies of the parties arising out of any breach, services or transactions occurring prior to the effective date of such termination.

Section 7.4 Wind-Down. In the event that this Agreement expires, is not renewed or is terminated, the Parties shall work together in good faith to effect an orderly transition as follows:

                    7.4.1 HMO shall resume Services or, at HMO’s sole discretion, delegate such Services to a third party, subject to approval by CMS and/or the Commissioner, as necessary.

                    7.4.2 Vendor shall, in good faith, comply with any requirements and information exchanges requested by HMO, as necessary to effectuate the orderly transfer of the Services to HMO.

Section 7.5 Obligation to Cooperate. Upon termination of this Agreement for any reason, Vendor shall cooperate fully with HMO, and comply with HMO’s Policies and Procedures, if any, in the transfer of Vendor’s obligations hereunder to HMO. Vendor shall promptly provide HMO with any and all information and documentation necessary for such transfer. This shall include the provision of copies of all information relating to the Services provided pursuant to this Agreement and all accompanying records and information submitted by Providers as requested by HMO.

Section 7.6 Commissioner Approval. Notwithstanding anything to the contrary in this Section 9, termination under this Section 7 may be subject to approval of the Commissioner and compliance by HMO with the requirements of 10 NYCRR 98.11(m). In addition, this

Agreement shall terminate not more than 60 days after notification to HMO and Vendor by the Commissioner pursuant to 10 NYCRR 98.11(n).

SECTION 8

BOOKS, INFORMATION AND RECORDS.

Section 8.1 Patient Confidentiality; Accuracy of Records. Vendor and HMO each agree that in receiving, storing, processing or otherwise dealing with information about Covered Persons, they are fully bound by the patient confidentiality provisions set forth in HMO’s Policies and Procedures as well as federal and state laws and regulations, including, but not limited to, the Health Insurance Portability and Accountability Act (“HIPAA”), and the provisions of the Medicare Advantage Contract regarding confidentiality and disclosure of medical records or other health or enrollment information pertaining to Covered Persons. Without limiting the generality of the foregoing, Vendor shall: (i) safeguard the privacy of all Covered Persons’ medical records and ensure that copies of or information from such records are released only to authorized individuals; (ii) release such records only in accordance with applicable federal or state laws or pursuant to court orders or subpoenas; (iii) maintain all such records in an accurate and timely manner; and (iv) ensure timely access by Covered Persons to records and information that pertain to them. Vendor hereby acknowledges that it shall enter into a Business Associate Addendum with HMO as of the Effective Date, the form of which shall be attached hereto as Exhibit D. Vendor agrees that it shall only release confidential information about Covered Persons in accordance with such Business Associate Addendum.

                    8.1.1 Vendor and HMO each agree that if it is required to disclose the other party’s confidential information by subpoena or similar process, the disclosing party will promptly notify the other party (the “non-disclosing party”) of the request so that a protective order may be sought by such non-disclosing party at its expense.

Section 8.2 Proprietary Information. It is understood and agreed that in connection with this Agreement, each party will share with the other party certain proprietary information regarding such party’s business operations. Proprietary information shall include, but not be limited to, information related to business, financial condition, rates, quality assessment and improvement. Each party shall keep any proprietary information obtained from the other party confidential and, except as may otherwise be required by law or court order, shall not share such proprietary information with any third party without the other party’s written consent; provided, however, that each party may share such proprietary information with its business and legal advisors, who have agreed not to disclose such information except as contemplated by this Agreement, to the extent necessary to implement or protect its rights under this Agreement.

Section 8.3 Financial Information. In accordance with generally accepted accounting practices, Vendor and HMO shall maintain such financial, accounting and statistical records and other records as shall be necessary and appropriate for the proper administration of this Agreement, and shall preserve their confidentiality.

Section 8.4 Retention of Records and Information. Vendor shall retain at its expense all books, contracts, documents, papers, and records, including, without limitation, medical records and other records that pertain to any aspect of Services performed, and determination of amounts payable under HMO’s Medicare Advantage Contract for a minimum of ten (10) years from the end of the applicable one-year contract period in the Medicare Advantage Contract during which time Services are rendered hereunder or the completion of an audit, or in certain instances described in applicable Medicare Advantage regulations, for periods in excess of ten (10) years, if appropriate. Vendor shall maintain such records accurately and update them on a regular basis.

Section 8.5 Audits/Access by Regulatory Agencies. Vendor shall permit audits and inspection by the United States Department of Health and Human Services (“HHS”), the Comptroller General of the United States, the Center for Medicare and Medicaid Services (“CMS”) and/or their designees, the Commissioner or any other applicable federal, state or local regulatory authority regarding any pertinent contracts, books, medical records, documents, papers and any other records (collectively, “Books and Records”) involving or relating to Vendor’s provision of Services. All such Books and Records shall be made available by Vendor for a period of ten (10) years from the final date of the MA Contract period, unless CMS determines that (1) there is a special need to retain a particular record or group of records for a longer period and notifies HMO at least thirty (30) days before the normal disposition date; (2) there has been a termination, dispute or fraud or similar fault by HMO, in which case the retention may be extended to ten (10) years from the date of any resulting final resolution of the termination, dispute, or fraud or similar fault; or (3) CMS determines that there is a reasonable possibility of fraud, or similar fault in which case it may inspect, evaluate, and audit HMO at any time. Such audits shall occur during regular business hours upon at least ten (10) calendar days prior written notice, or upon shorter notice in the event that HMO determines a shorter period is necessary to ensure HMO’s compliance with applicable law, including CMS requirements. Vendor further shall provide such records for the purpose of inspection and copying at no charge.

Section 8.6 Access by HMO. Vendor shall provide HMO at no cost to HMO, with access to, and copies of, all records of Covered Persons which HMO is reasonably required to view in order to administer its Medicare Advantage Contract and fulfill its obligations to federal and state regulatory agencies with jurisdiction over the subject of the Agreement, as set forth in the Policies and Procedures.

Section 8.7 Access by Vendor. Upon written request, HMO shall provide Vendor with timely access to and/or copies of all records reasonably requested which are applicable to Vendor’s performance hereunder for no additional charge.

Section 8.8 Post Termination. Upon termination of this Agreement pursuant to Section 9 herein, the parties agree to immediately discontinue all use of the other party’s confidential information, including information described in Sections 8.1, 8.2 and 8.3 to the extent such information is not necessary to carry out further responsibilities required hereunder. Each party must return or destroy all confidential information belonging to the other party that is in its possession or control and shall provide written certification of completion of such disposition to the other party.

SECTION 9

GENERAL PROVISIONS

Section 9.1 Amendments. Except as otherwise set forth in this Section 9.1, this Agreement may not be amended, altered or modified except by a written instrument duly executed by the parties hereto. HMO may amend this Agreement by providing written notice to Vendor of any proposed amendment and upon Vendor’s acceptance of such proposed amendment as follows: Vendor shall notify HMO in writing of Vendor’s acceptance of or objection to a proposed amendment within thirty (30) days following HMO’s written submission of such proposed amendment to Vendor. Any proposed amendment shall be deemed approved by Vendor on the thirtieth (30th) day following the written submission of such proposed amendment to Vendor if HMO is not notified in writing of any objection of Vendor to such proposed amendment within such thirty (30) day period. Vendor’s written notice of objection shall result in this Agreement remaining in full force and effect without giving effect to the proposed amendment; provided, however, that Vendor’s objection to any proposed amendment designated by HMO as a “material amendment” in HMO’s notice thereof may result in immediate termination of this Agreement pursuant to Section 7.2.2(f) hereof. Notwithstanding the foregoing, HMO may amend this Agreement to reasonably comply with applicable statutes and regulations, and shall give notice to Vendor of such amendment and its effective date. Such an amendment will not require agreement by Vendor. Any amendments or revisions to the Agreement shall be effective only with the prior written consent of the Commissioner to the extent required. Any changes to the Agreement required by the Commissioner will be made by the parties immediately upon receipt of written notice by the Commissioner.

Section 9.2 Notices. All notices required under this Agreement shall be given in writing, signed by the party giving notice and delivered by hand or first-class mail to the other party at such address and/or person as has been identified by each party on the signature page of this Agreement. Any notice shall be deemed to have been given at the time of actual receipt or, if mailed, five (5) days from the date of mailing.

Section 9.3 Relationship of Parties. No provision of this Agreement is intended to create nor shall be deemed or construed to create any relationship between the parties hereto other than that of independent entities contracting with each other hereunder solely for the purpose of effecting the provisions of this Agreement. Neither of the parties hereto, nor any of their respective employees, shall be construed to be the agent, employee or representative of the other, nor does either party have an express or implied right or authority to assume or create any obligation or responsibility on behalf of or in the name of the other party. Neither Vendor nor HMO shall be liable to any other party for any act, or any failure to act, by the other party to this Agreement.

Section 9.4 No Third-party Beneficiaries. This Agreement is not a third party beneficiary contract and, except as provided in Section 3.10 above, shall not in any manner whatsoever confer any rights upon or increase the rights of any Covered Person with respect to HMO or the duties of HMO to any Covered Person.

Section 9.5 Assignment. Neither party may assign any of its rights or responsibilities under this Agreement to any person or entity without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided that: such consent shall be deemed granted (i) in respect of any entity that acquires all or substantially all of either party’s assets or including, without limitation, to any subsidiary or affiliate of either party or to any legal entity to which it may transfer all or substantially all of its assets, or any portion thereof, provided notice of same is provided in writing to the other party; (ii) with respect to HMO in the event of any assignment, delegation or other transfer of its rights and/or responsibilities to any affiliate or subsidiary; and (iii) such consent shall be deemed granted with respect to HMO any assignment, delegation or other transfer of its rights and/or responsibilities to any affiliate or subsidiary of HMO.

                    9.5.1 Notwithstanding Section 9.5 above, Vendor acknowledges that HMO shall have the right to delegate, by way of subcontract or otherwise, any or all of HMO’s administrative functions to one or more such parties as HMO, in its sole discretion, may select. Vendor also acknowledges that any such delegation by HMO shall not require Vendor’s prior written consent.

                    9.5.2 Should the name or legal entity of either party change, due to any merger or other cause, the parties agree that this Agreement shall remain in full force and effect.

Section 9.6 Delegation. Any delegation of functions hereunder shall be in accordance with applicable delegation requirements set forth in the Medicare Advantage regulations.

Section 9.7 Waiver. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

Section 9.8 Resolution of Disputes. If a dispute between HMO and Vendor arises out of or is related to this Agreement, the parties to the dispute shall meet and negotiate in good faith to attempt to resolve the dispute. If, after at least thirty (30) days following the date one party sent written notice of the dispute to the other party, the dispute is not resolved, and if any party wishes to pursue the dispute, it shall be submitted to binding arbitration in accordance with the rules of the American Health Lawyers’ Association (“AHLA”). In no event may arbitration be initiated more than one year following the sending of written notice of the dispute. Any arbitration proceeding under this Agreement shall be conducted in a location agreed to by the parties or as selected by the AHLA if the parties cannot agree on a location. The arbitration proceeding must be conducted in New York City. The arbitrators may construe or interpret but shall not vary or ignore the terms of this Agreement, shall have no authority to award any punitive or exemplary damages, and shall be bound by controlling law.

Section 9.9 Trademarks. Neither party may use the other party’s trademarks or service marks without the express consent of the other party.

Section 9.10 Non-Exclusivity. This Agreement is not exclusive and nothing in this Agreement precludes either party from participating in or contracting with any other party for any purpose.

Section 9.11 Severability. The invalidity or unenforceability of any term or condition of this Agreement shall not affect the validity or enforceability of any other term or provision.

Section 9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original; however, all shall constitute one and the same Agreement.

Section 9.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and applicable Federal laws and regulations.

Section 9.14 Conflicts. This Agreement shall not conflict with the provisions of any currently existing agreement between HMO and a third party or Vendor and a third party. If this Agreement should conflict with the provisions of another such agreement(s), this Agreement must either be amended to resolve the conflict to the satisfaction of HMO or be terminated immediately.

Section 9.15 Entire Agreement. This Agreement, its exhibits (incorporated herein by reference), and any other documents incorporated by reference, constitute the entire understanding of the parties and supersede any and all prior written or oral agreements, representations, or understandings regarding the specific subject matter hereof, including, without limitation, any and all agreements with HMO whereby Services are provided.

Section 9.16 Force Majeure. No party shall be liable for an inability to meet its obligations under this Agreement by Force Majeure, provided that the nonperforming party gives the other party written notice as soon as practicable thereafter describing the particulars of the occurrence and uses all reasonable efforts to mitigate the effects of Force Majeure, to remedy its inability to perform and to resume full performance of its obligations under this Agreement. “Force Majeure” means any cause beyond the control of a party, including, but not limited to, an act of God, act or omission of civil or military authorities of a State or nation, natural disaster, fire, flood, riot, or war or military hostilities, provided, however, that the lack of financial resources or the failure to maintain adequate levels of insurance shall never be excused.

Section 9.17 Survival. Sections 3.1, 3.10, 5.3, 6, 7.3, 7.4, 9.8, and 9.17 shall survive the expiration or earlier termination of this Agreement.

Section 9.18 Headings. The section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof. Any exhibits, tables or schedules referred to herein and/or attached or to be attached hereto are incorporated herein to the same extent as if set forth in full herein.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered in their name and on their behalf, as of the Effective Date.

TOUCHSTONE HEALTH, INC. HMO	ENHANCED CARE INITIATIVES

By:	By:

Name: Michael A. Muchnicki	Name: John Randazzo

Title: Pres/CEO	Title: CEO

14 WALL ST
Address: NEW YORK, NY 10005	Address:

Effective Date: 7/9/09	Date: 7/9/09

EXHIBIT A

VENDOR SERVICES

EXHIBIT B

COMPENSATION RATES

•	PMPM fee to be paid for only those members who consent to

•	Participate in the program and who are enrolled in the Program

•	Fee rate $350 PMPM for members with high or moderate risk status, $250 pmpm for members with low risk status

•

By 1st business day of each month Vendor shall provide to HMO a list of members’ names, ID numbers, risk status and confirmation of each member’s consent and participation in the program for that month. Payment is due from HMO on the 15th of each month based on such listing at the rates above.

EXHIBIT C

MEDICARE COMPLIANCE ADDENDUM

EXHIBIT D

BUSINESS ASSOCIATE ADDENDUM

BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (the “Agreement”) is entered into July 9, 2009 (the “Effective Date”), by and between Touchstone Health HMO, Inc. a Health Maintenance Organization (“HMO”) and ENHANCED CARE INITIATIVES (hereinafter “Business Associate”) in conjunction with that certain Vendor Services Agreement executed by the parties dated as of July 9, 2009 (the “Vendor Services Agreement”).

WITNESSETH:

WHEREAS, HMO wishes to allow the Business Associate to have access to Protected Health Information (“PHI”), including but not limited to, Electronic Protected Health Information (“EPHI”), that is either provided to the Business Associate by HMO, or received or created by the Business Associate on behalf of HMO in the course of preparing Services for HMO as hereinafter set forth;

WHEREAS, the Business Associate requires access to such PHI and EPHI in order to present a proposal to HMO regarding performing Services and to effectively perform the Services;

WHEREAS, HMO is required by the Privacy and Security Rules promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (as amended, modified or superseded from time to time, “HIPAA”) to enter into agreements with its Business Associates with respect to the use and disclosure of PHI and EPHI; and

WHEREAS, the parties desire to enter into this Agreement in order to set forth the terms and conditions pursuant to which the PHI and EPHI will be handled by the Business Associate and certain third parties, as applicable, during the duration of this Agreement and upon its termination, cancellation, expiration or other conclusion.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for good and valuable consideration receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.	DEFINITIONS

Capitalized terms used, but not otherwise defined, in this Agreement shall have the meaning set forth in 45 CFR §§160.103, 164.103 and 164.501.

	1.1	“Business Associate” shall have the meaning set forth in 45 C.F.R. §160.103, as such provision is currently drafted and as it is subsequently updated, or revised.

	1.2	“Designated Record Set” shall have the meaning set forth in 45 C.F.R. §164.501, as such provision is currently drafted and as it is subsequently updated, or revised.

	1.3	“Electronic Protected Health Information” or “EPHI” shall have the meaning set forth in 45 C.F.R. § 160.103.

	1.4	“HHS” shall mean the U.S. Department of Health and Human Services.

1.5

“Individual” shall have the same meaning as the term “individual” set forth in 45 CFR. §160.103 and shall include a person who qualifies as a personal representative in accordance with 45 C.F.R. §164.502(g), as such provisions are currently drafted and as they are subsequently updated, or revised.

	1.6	“Privacy Officer” shall have the meaning set forth in 45 C.F.R. §164.530(a)(1), as such provision is currently drafted and as it is subsequently updated, or revised.

	1.7	“Privacy Rule” shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Part 160 and Part 164.

	1.8	“Protected Health Information” or “PHI” shall have the same meaning as the term “protected health information” set forth in 45 C.F.R. §160.103.

	1.9	“Required by Law” shall have the same meaning as the term “required by law” in 45 C.F.R. §164.103.

	1.10	“Secretary” shall mean the Secretary of the Department of Health and Human Services or his or her designee.

1.11

“Security Incident” shall mean the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with systems operations in an information system.

	1.12	“Security Rule” shall mean the Security Standards for the Protection of Electronic Protected Health Information at 45 C.F.R. Part 160 and Part 164.

	1.13	“Standard Transactions” shall have the meaning set forth in 45 C.F.R. §162.103, as such provision is currently drafted and as it is subsequently updated, or revised.

2.	PERMITTED USES AND DISCLOSURES OF PROTECTED HEALTH INFORMATION BY BUSINESS ASSOCIATE

2.1

Use & Disclosure to Prepare a Proposal and to Provide the Services to HMO. Business Associate has contracted to providing certain health management services to, for or on behalf of HMO that require the use and/or disclosure of PHI according to that certain Vendor Services Agreement executed by the parties (the “Services”). Except as otherwise provided herein, Business Associate may use or disclose PHI only as necessary to comply with applicable state and federal laws and to satisfy its obligations hereunder as long as such use or disclosure of PHI would not violate the Privacy Rule if done by HMO. All other uses or disclosures of the PHI not expressly authorized herein are strictly prohibited.

	2.2	Use & Disclosure for Management and Administration Purposes. In addition to the uses and disclosures described above, Business Associate may:

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a)

use PHI for management and administration purposes and to satisfy any present or future legal responsibilities of Business Associate provided that such uses are permitted under applicable state and federal laws;

b)

disclose PHI in its possession to third parties for management and administration purposes and to satisfy any present or future legal responsibilities of Business Associate, provided that Business Associate shall represent to HMO, promptly in writing, that (i) the disclosures are Required by Law, as provided in 45 C.F.R. §164.501 or (ii) Business Associate has obtained from the third party written assurances regarding its confidential handling of such PHI as required under 45 C.F.R. §164.504(e)(4). In order for such written assurances to be satisfactory, they must bind the third party to:

i)

maintain the confidentiality of PHI in its possession and limit the use and/or disclosure of such PHI to the purposes for which Business Associate disclosed the PHI to the third party unless otherwise Required by Law; and

			ii)	immediately notify Business Associate (who shall immediately notify HMO) of any instance in which the third party learns of any unauthorized use and/or disclosure of such PHI.

3.	RESPONSIBILITIES OF BUSINESS ASSOCIATE WITH RESPECT TO PHI

	3.1	Business Associate’s Responsibilities. With respect to any use and/or disclosure of PHI, Business Associate hereby agrees that it shall:

		a)	use and/or disclose PHI only as permitted or required by this Agreement, as required by the Privacy Rule or as otherwise Required by Law.

b)

at all times after the effective date of Section 13405 of American Recovery and Reinvestment Act (“ARRA”), the uses, disclosures, or requests for the PHI described herein shall be limited to a Limited Data Set or the minimum necessary (as may be described by the Secretary in guidance under Section 13424(c) of the ARRA) to accomplish the intended purpose of such use, disclosure, or request.

		c)	implement comprehensive procedures for mitigating any harmful effects from any unauthorized use and/or disclosure of PHI by Business Associate, its agents or subcontractors.

d)

report to Business Associate’s designated Privacy Officer, in writing, any use and/or disclosure of PHI that is not authorized hereunder of which Business Associate becomes aware within one (1) day of Business Associate’s discovery of such unauthorized use and/or disclosure. Business Associate’s report of such unauthorized use and/or disclosure shall specify at least, (i) the nature of the unauthorized use and/or

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disclosure; (ii) the specific PHI that was disclosed; (iii) the party responsible for making the unauthorized use and/or disclosure; (iv) what, if any actions Business Associate has taken or will take to limit the extent of the unauthorized use(s) and/or disclosure(s), and to mitigate the damage resulting therefrom; (v) what, if any corrective actions Business Associate has or will take to prevent further unauthorized uses and/or disclosures; (vi) when such corrective measures will be taken (if they have not already been completed), and, as applicable, an explanation of why they have not already been completed; and (vii) provide HMO with any other information HMO reasonably requests.

e)

develop, implement, maintain and utilize appropriate administrative, technical and physical safeguards, in compliance with the Social Security Act § 1173(d) (42 U.S.C. § 1320d-2(d)), the Privacy Rule, and any other regulations now in effect or later issued by HHS which implement HIPAA, to preserve the integrity and confidentiality of, and to prevent unauthorized use and/or disclosure of PHI.

f)

require any of its subcontractors and/or agents, that receive, use or have any access to PHI as authorized by this Agreement, to enter into a written agreement, which agreement shall contain provisions substantially similar to this Agreement, to comply with the same obligations and restrictions as are required of Business Associate hereunder.

g)	provide the Secretary of HHS with access to all records, books, agreements, policies and procedures relating to the use and/or disclosure of PHI for compliance investigations.

h)

within five (5) days of receipt of a written request, provide HMO with access to all records, books, agreements, policies and procedures relating to the use and/or disclosure of PHI for purposes of enabling HMO to determine Business Associate’s compliance with the terms of this Agreement. Such access shall be at Business Associate’s place of business during routine operating hours.

i)

within fifteen (15) days of receipt of a written request from HMO, provide HMO with such information as is requested to permit HMO to respond to a request by an Individual for an accounting of disclosures of all PHI related to the Individual.

j)

subject to Section 8.5 below, within thirty (30) days of the termination of the Agreement, return to HMO or destroy all PHI in its possession. Business Associate shall not retain any copies of such information in any form.

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		k)	disclose to its subcontractors, agents and any other third parties, and request from HMO, only the minimum PHI necessary to conduct or fulfill a specific function authorized hereunder.

3.2

Responsibilities of Business Associate with Respect to Access, Amendment, Restrictions and Accounting of Disclosures of PHI. Business Associate hereby agrees to do the following with respect to providing access to PHI, amending inaccuracies contained in PHI, restrictions regarding PHI and accounting for disclosures of PHI in its possession:

a)

at the request of, and in the time and manner designated by HMO, provide access to any PHI contained in a Designated Record Set to HMO or to the Individual who is the subject of such PHI or his or her authorized representative, as applicable, in order to satisfy a request for inspection and/or copying under 45 C.F.R. § 164.524.

b)

at the request of, and in the time and manner designated by HMO, make any amendment(s) that HMO so directs, or permit HMO access to amend, any portion of the PHI pursuant to 45 C.F.R. § 164.526 in order to allow HMO to comply with the Privacy Rule.

c)

at the request of, and in the time and manner designated by HMO, comply with any restrictions that HMO has agreed to adhere to with regard to the use and disclosure of PHI of any Individual that materially affects and/or limits the uses and disclosures that are otherwise permitted.

d)

record each disclosure that Business Associate makes of PHI in order for HMO to respond to an Individual’s request for an accounting in accordance with 45 C.F.R. §164.528. Said record shall include (i) the date of disclosure; (ii) the name and address of the Individual or organization to whom the disclosure was made; (iii) a description of the PHI disclosed; and (iv) a statement of the purpose for the disclosure (collectively the “disclosure information”). If Business Associate makes repeated multiple disclosures of PHI to the same person or entity for a single purpose; Business Associate may provide, (i) the disclosure information for the first disclosure; (ii) the frequency, periodicity, or number of these repetitive disclosures; and (iii) the date of the last of these repetitive disclosures. Said disclosure information must be kept by Business Associate for a period of six (6) years from the date of disclosure.

4.	RESPONSIBILITIES OF HMO WITH RESPECT TO PHI

	4.1	Responsibilities of HMO. With respect to any use and/or disclosure of PHI, HMO hereby undertakes to do the following:

		a)	inform Business Associate of any changes in HMO Notice of Privacy Practices (the “Notice”) that HMO provides to Individuals pursuant to 45

5

C.F.R. §164.520, and provide Business Associate a current copy of such Notice and a copy of all updated versions thereof prior to their effective date.

		b)	inform Business Associate of any changes in, or withdrawal of, any relevant authorization provided to HMO by Individuals pursuant to 45 C.F.R. §164.508.

		c)	inform Business Associate of any applicable decisions made by any Individual to opt out of allowing his or her PHI to be used for fundraising activities of HMO pursuant to 45 C.F.R. §164.514(f).

d)

timely notify Business Associate, in writing of any arrangements permitted or required under 45 C.F.R. parts 160 and 164 that may have any impact whatsoever on the use and/or disclosure of PHI by Business Associate under this Agreement, including, but not limited to, restrictions on use and/or disclosure of PHI as provided for in 45 C.F.R. §164.522 agreed to by HMO.

4.2

Responsibilities of HMO with Respect to Access, Amendment, Restrictions and Accounting of Disclosures of PHI. HMO hereby agrees to do the following regarding access to PHI, amendments to inaccuracies contained in PHI, and restrictions regarding PHI in Business Associate’s possession:

a)

notify Business Associate, in writing, of any PHI that HMO seeks to make available to an Individual pursuant to 45 C.F.R. §164.524 and the time, manner and form which Business Associate shall provide such access.

b)

notify Business Associate, in writing, of any amendment(s) to PHI in the possession of Business Associate that Business Associate shall make and inform Business Associate of the time, form and manner in which such amendment(s) shall be made.

c)

notify Business Associate, in writing of any restrictions that HMO has agreed to adhere to with regard to the use and disclosure of PHI of any Individual that materially affects and/or limits the uses and disclosures that are otherwise permitted.

5.	RESPONSIBILITIES OF BUSINESS ASSOCIATE WITH RESPECT TO EPHI

	5.1	Business Associate’s Responsibilities. With respect to any use and/or disclosure of EPHI, Business Associate agrees that it shall:

a)

implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of EPHI that Business Associate creates, receives, maintains, or transmits on behalf of HMO. Business Associate shall be responsible

6

for ensuring that such safeguards are adequate to comply with the requirements of the Security Rule.

		b)	ensure that any agent to whom it provides EPHI, including a subcontractor, agrees to implement reasonable and appropriate safeguards to protect such EPHI.

c)

report to HMO, in writing, any Security Incident within three (3) business days of becoming aware of such Security Incident. Without limiting the foregoing, Business Associate shall report to HMO regarding whether such Security Incident has resulted in a breach of the Security Rule. Moreover, effective 30 days after the publication of interim final regulations regarding the breach provisions under the ARRA, in the event that Business Associate becomes aware or reasonably should be aware that any of the PHI that is “unsecured protected health information” within the meaning of the ARRA or the regulations has been subject to a “breach,” as that term is defined by ARRA and its regulations, in the time and manner as described or defined by the regulations. Such notification shall include the identification of each individual who has been or is reasonably believed to have been affected by the breach. Business Associate’s notification to HMO shall be provided in accordance with the ARRA, the regulations, and any guidance that may be provided by the Secretary of HHS.

		d)	provide the Secretary of HHS with access to all records, books, agreements, policies and procedures relating to the use and/or disclosure of EPHI for compliance investigations.

e)

within ten (10) days of receipt of a written request, provide HMO with access to all records, books, agreements, policies and procedures relating to the use and/or disclosure of EPHI for purposes of enabling HMO to determine Business Associate’s compliance with the terms of this Agreement. Such access shall be at Business Associates place of business during routine operating hours.

6.	COMPLIANCE WITH STANDARD TRANSACTIONS

	6.1	Compliance with Standard Transactions by Business Associate. If Business Associate conducts in whole or in part Standard Transactions for or on behalf of HMO, Business Associate shall:

		a)	comply and require all subcontractors and agents of Business Associate to comply with each applicable requirement of 45 C.F.R. Part 162.

		b)	not enter into, or permit its subcontractors or agents to enter into, any trading partner agreement in connection with the conduct of Standard Transactions for or on behalf of HMO that:

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			i)	alters the definition, data condition, or use of any data element or segment in any Standard Transaction;

			ii)	adds any elements or segments to the maximum defined data set;

			iii)	uses any code or data element that is marked “not used” in the Standard Transaction’s specifications for execution or is not in the Standard Transaction’s specifications for execution;

			iv)	changes the meaning or intent of the Standard Transaction’s specifications for implementation.

7.	REPRESENTATIONS AND WARRANTIES

	7.1	Mutual Representations and Warranties of the Parties. Each party hereby represents and warrants to the other party:

a)

that it is a duly organized, validly existing entity in good standing under the laws of the jurisdiction in which it is organized or licensed and it has full authority to enter into this Agreement and perform all obligations hereunder; and all necessary actions have been taken to duly authorize the full performance of its obligations hereunder and no such obligation will violate any provision of any license, corporate charter or bylaws which apply to such party.

b)

that neither the execution of this Agreement, nor its performance hereunder, will directly or indirectly violate or interfere with the terms of any other executed agreement to which it is a party, or give any governmental entity the right to suspend, terminate or modify any of its governmental authorizations or assets required for its performance hereunder. Each party represents and warrants to the other party that it will not enter into any agreement the execution and/or performance of which would violate or otherwise interfere with this Agreement.

		c)	that it is not currently, or based on current knowledge contemplating becoming the subject of a voluntary or involuntary petition in bankruptcy.

d)

that all of its employees, agents, representatives and members of its workforce, whose services may be used to fulfill obligations under this Agreement are or shall be appropriately informed of the terms of this Agreement and are under a legal obligation to each party, respectively, by contract or otherwise, sufficient to enable each party to fully comply with all provisions of this Agreement.

		e)	that it will reasonably cooperate with the other party in the performance of the mutual obligations under this Agreement.

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8.	TERMS AND TERMINATION

8.1

Term. This Agreement shall become effective as of the Effective Date, and shall continue in effect until all of the PHI provided by HMO to Business Associate, or created or received by Business Associate on behalf of HMO, is destroyed or returned to HMO, and all other obligations of the parties have been met, unless terminated by HMO as provided in Section 8.2. If it is infeasible to return or destroy such PHI, then such PHI shall continue to be protected as set forth in Section 8.5.

8.2

Termination by HMO. As provided for under 45 C.F.R. § 164.504(e)(2)(iii) and 45 C.F.R. §164.314(a)(2)(i), HMO may immediately terminate the Vendor Services Agreement if HMO, in its sole discretion, determines that Business Associate has breached a material term of this Agreement. HMO may exercise said right to terminate the Agreement by providing Business Associate with written notice of its intent to terminate specifying the material breach of the Agreement that provides the basis for termination. Such termination will be effective immediately.

8.3

Opportunity to Cure. Notwithstanding Section 7.1 above, in HMO’ sole discretion, HMO may elect to: (i) provide Business Associate with written notice of the existence of an alleged material breach; and (ii) afford Business Associate an opportunity to cure the alleged material breach. Failure to cure within fourteen (14) days shall constitute grounds for the immediate termination of this Agreement by HMO.

8.4

Termination by Business Associate. On or after the effective date of ARRA, in the event a material breach by HMO, Business Associate shall notify HMO and provide HMO an opportunity to cure the breach. If HMO has not cured the breach alleged to constitute material breach, and termination is not feasible, Business Associate may terminate the applicable provisions of the Vendor Services Agreement.

8.5

Effect of Termination. Upon the termination, cancellation, or any other conclusion of the Agreement, Business Associate shall, if feasible, return to HMO or destroy all PHI, in whatever form or medium, pursuant to 45 C.F.R. § 164.504(e)(2)(ii)(I), including but not limited to PHI in the possession of its subcontractors and/or agents, within thirty (30) days of the effective date of the termination, cancellation or other conclusion of this Agreement;

a)

Once all PHI in Business Associate’s possession or control, including but not limited to PHI in the possession or control of its subcontractors and/or agents, has been returned to HMO or destroyed, Business Associate shall provide a written certification to HMO regarding the return or destruction of such PHI within such thirty (30) day period. Such certification shall be relied upon by HMO as a binding representation.

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b)

If Business Associate believes that return or destruction of PHI in its possession and/or in the possession of its subcontractors or agents is infeasible, Business Associate shall notify HMO of such infeasibility in writing. Said notification shall include: (i) a statement that Business Associate has, in good faith, determined that it is infeasible to return or destroy the PHI in its possession and/or in the possession of its subcontractors or agents, as applicable, (ii) identification of the PHI that Business Associate believes it is infeasible to return or destroy, and (iii) the specific reasons for such determination. In addition to providing such notification, Business Associate shall certify within such thirty (30) day period that it will and will require its subcontractors or agents, as applicable, to limit any further uses and/or disclosures of such PHI to the purposes that make the return or destruction of the PHI infeasible.

9.	INDEMNIFICATION

9.1

Indemnity. Business Associate agrees to indemnify and hold harmless HMO and any affiliate, officer, director, employee or agent from and against any claim, cause of action, liability, damage, cost or expense, including attorneys’ fees and court or proceeding costs, arising out of or in connection with any non-permitted or violating use or disclosure of PHI or other breach of this Agreement by Business Associate or any subcontractor, agent, person or entity under Business Associate’s control.

9.2

Control of Defense. If HMO is named a party in any judicial, administrative or other proceeding arising out of or in connection with any use or disclosure of PHI not permitted by this Agreement or other breach of this Agreement by Business Associate or any subcontractor, agent, Individual or organization under Business Associate’s control, HMO shall have the option at any time either (i) to tender its defense to Business Associate, in which case Business Associate shall provide qualified attorneys, consultants and other appropriate professionals to represent HMO interests at Business Associate’s expense, or (ii) undertake its own defense, choosing the attorneys, consultants and other appropriate professionals to represent its interests, in which case Business Associate shall be responsible for and pay the reasonable fees and expenses of such attorneys, consultants and other professionals.

9.3

Control of Resolution. HMO shall have the sole right and discretion to settle, compromise or otherwise resolve any and all claims, causes of actions, liabilities or damages against it, notwithstanding that HMO may have tendered its defense to Business Associate. Any such resolution will not relieve Business Associate of its obligation to indemnify HMO under this Section.

10.	CONFIDENTIALITY

	10.1	Confidentiality Obligations. In the course of performing under this Agreement, each party may receive, be exposed to or acquire confidential information

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including but not limited to, all information, data, reports, records, summaries, tables and studies whether written or oral, fixed in hard copy or contained in any computer data base or computer readable form, as well as any information identified as confidential (“Confidential Information”) of the other party. For purposes of this Agreement, “Confidential Information” shall not include PHI, the security of which is the subject of this Agreement and is provided for herein. The parties including their employees, agents or representatives (i) shall not disclose to any third parties the Confidential Information of the other party except as otherwise permitted by this Agreement, (ii) shall permit use of such Confidential Information only by employees, agents and representatives having a need to use such Confidential Information in connection with performance of their obligations under this Agreement, and (iii) shall ensure that each of their employees, agents, and representatives maintain the confidentiality of such Confidential Information. Notwithstanding any provision to the contrary herein, each party shall be free to use, for its own purposes, any ideas, suggestions, concepts, know-how or techniques contained in information received from each other that directly relates to its performance under this Agreement. This provision shall be inapplicable to Confidential Information (i) after it becomes publicly available through no fault of either party; (ii) which is later publicly released by either party in writing; (iii) which is lawfully obtained from third parties without restriction; (iv) which can be shown to be previously known or developed by either party independently of the other party.

11.	MISCELLANEOUS

11.1

Survival. The respective rights and obligations of Business Associate and HMO under the provisions of Sections 3, 4, 5, 8.5, and Section 9 hereto solely with respect to PHI Business Associate retains in accordance with Section 8.5 because it is not feasible to return or destroy such PHI, shall survive termination of this Agreement indefinitely. In addition, Section 10 shall survive termination of this Agreement indefinitely, notwithstanding whether Business Associate retains PHI in accordance with Section 8.5 hereto.

11.2

Amendments. This Agreement may not be modified, nor shall any provision hereof be waived or amended, except in a writing duly signed by authorized representatives of the parties. Notwithstanding the foregoing, to the extent the Privacy Rule or Security Rule, or any other applicable law related to the privacy or security of health information is materially amended, updated, or revised following the execution of this Agreement, the parties agree to take such action as is necessary to amend this Agreement from time to time as is necessary for HMO to comply with the requirements of HIPAA.

	11.3	Waiver. A waiver with respect to one event shall not be construed as continuing, or as a bar or waiver of any right or remedy as to subsequent events.

	11.4	No Third Party Beneficiaries. Nothing contained herein, whether express or implied, is intended to confer, nor shall anything herein confer, upon any person

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other than the parties and their respective successors or assigns of the parties, any rights, remedies, obligations, or liabilities whatsoever.

11.5	Notice. Any notices to be given hereunder to a party shall be made via U.S. Mail, return receipt requested, or express courier to such party’s address given below.

11.6	Disputes. If any controversy, dispute or claim arises between the parties with respect to this Agreement, the parties shall make good faith efforts to resolve such matters informally.

11.7

Regulatory References. Any reference to any part or section of the CFR shall include such part or section as drafted upon the execution date of this Agreement and as it is subsequently updated, amended or revised.

11.8	Interpretation. Any ambiguity in this Agreement shall be resolved in favor of a meaning that permits HMO to comply with the Privacy Rule and the Security Rule.

11.9

Limitation on Liability. Neither party shall be liable to the other party for any incidental, consequential, special, or punitive damages of any kind or nature, whether such liability is asserted on the basis of contract, tort (including negligence or strict liability), or otherwise, even if the other party has been advised of the possibility of such loss or damages.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed in its name and on its behalf effective as of the date first set forth above.

TOUCHSTONE HEALTH PARTNERSHIP, INC.	ENHANCED CARE INITIATIVES

By:	By:

Print Name: Michael A. Muchnicki	Print Name: John Randazzo

Title: Pres/CEO	Title: CEO

Date: 7/9/09	Date: 7/9/09

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MEDICARE ADDENDUM

This Addendum (“Addendum”) is made that to the VENDOR SERVICES AGREEMENT (“Agreement”) entered into between ENHANCED CARE INITIATIVES (“VENDOR”) and TOUCHSTONE HEALTH, INC. (“HMO”) dated as of July 9, 2009.

RECITALS

WHEREAS, the parties have entered into an Agreement under which VENDOR has agreed to perform certain services pursuant to the Agreement (“Services”) for HMO.

WHEREAS, HMO qualified as a sponsor of Medicare plans (“Plans”) and operates such Plans which are the subject matter of the Agreement between VENDOR and TOUCHSTONE HEALTH;

WHEREAS, VENDOR’s Services include the provision of such Services to HMO for the benefit of Plan participants as directed by HMO in the provision of HMO services under the Medicare Program; and

WHEREAS, VENDOR understands that such Services must comply with all applicable regulations, guidance and instructions issued by CMS pertaining to the Medicare Program.

NOW THEREFORE, in consideration of the mutual promise and covenants contained herein and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

1.	Definitions

For purposes of this Addendum, the following definitions shall apply:

          A. “CMS” means the Centers for Medicare and Medicaid Services, an agency within U.S. Department of Health and Human Services.

          B. “Delegated Entity(ies)” means any party(ies) that enters an arrangement to provide administrative or health service in support of Plans sponsored by HMO or HMO status as Plan sponsor. Delegated Entities include VENDOR and all downstream entities, first tier and related entities as defined by CMS Requirements that contract with or through VENDOR to provide items or services for the benefit of HMO below the level of the arrangement between VENDOR and HMO and down through the level of the ultimate provider Services.

          C. “Medicare Program” means the program established under Title XVIII of the Social Security Act (Health Insurance for the Aged and Disabled), as amended and any regulations issued there under.

          D. “Offshore Services” means any Services performed, in whole or in part, outside the 50 United States or its Territories (as defined in CMS Requirements).

          E. “Plan” means a program for the provision of benefits under the Medicare Program.

          F. “Services” means services Vendor is obligated and any additional obligations required of Vendor pursuant to the Agreement.

2.	Medicare Compliance

VENDOR agrees:

          A. All Services shall be performed in compliance with applicable Federal and State laws, regulations, CMS issuances and directives governing Plans and Plan requirements; including by not limited to Medicare statutes and provisions of the Social Security Act, CMS reporting requirements and instructions, CMS Guidelines, Policies, Procedures, Manuals, Operations Instructions, and any other applicable CMS guidance or instructions (collectively, “CMS Requirements”), and this Addendum is automatically amended to include any CMS Requirements affecting the Agreement as of the date such CMS Requirement becomes effective, without regard to whether HMO provides notice or copies of such CMS Requirements to VENDOR;

          B. All Services shall be performed in compliance with HMO’s contractual obligations to CMS, and VENDOR understands and acknowledges that by agreeing to provide the Services under this Agreement, it is agreeing to participate in the service and/or delivery of Plan benefits and that payment for such services are, in whole or in part, from Federal funds;

          C. It will abide by all applicable Federal and State laws and regulations and CMS Requirements including, but not limited to, applicable provisions of Federal criminal law, the False Claims Act (31 USC 3729 et seq.), anti-kickback statues (Social Security ACT § 1128B), Health Insurance Portability and Accountability Act administration simplification rules at 45 CFR parts 160, 162, and 164; and HMO’s instructions and policies and procedures including Operations Procedures;

          D. It will abide by State and Federal privacy and security requirements, including the privacy and security provisions of Health Insurance Portability and Accountability Act of 1996 and the New Jersey Information Practices Act and other applicable New Jersey and other State law and regulation;

          E. It will provide access to its facilities, and equipment, and make its books and other records pertaining to the Services and to CMS’ contract with Plan sponsor available to HMO, CMS, the Department of Health and Human Services, the Office of the Comptroller General, General Accounting Office, the Office of the Inspector General (“OIG”) and/or their respective designees, at no cost to HMO; and that these rights continue for a period of 10 years from the final date of the contract period, or longer if CMS determines the need, or the date of audit completion, whichever is later. Such time may be extended for up to 6 years from the date of any termination of HMO’s contract with CMS, or resolution of a dispute or allegation of fraud or similar fault. VENDOR acknowledges CMS’ right to require that VENDOR provide information requested by CMS or its designee without the presentation of a subpoena. In the event that such a request is made, VENDOR will immediately notify HMO in writing and promptly provide HMO with information sufficient to satisfy the CMS request;

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          F. It will ensure that Plan participants are not held liable for fees that are the responsibility of VENDOR;

          G. It will comply with all reporting requirements and service metrics set by CMS, and will make available to HMO at no cost to HMO reasonable means to inspect those requirements and metrics and its performance of Services for HMO to determine compliance with CMS Requirements;

          H. It acknowledges HMO shall have the right to monitor and audit Vendor’s compliance with any aspect of Service and HMO’s compliance program requirements;

          I. The Agreement may be revoked if CMS and HMO determines that Services are not performed satisfactorily or alternately HMO, in its sole discretion, may require other remedies at VENDOR’s cost, in lieu of revocation, including but not limited to, corrective action;

          J. Neither VENDOR nor any of its employees or contractors involved in providing Services is on the exclusions lists of the OIG of the Department of Health and Human Services or the General Services Administration (“GSA”); and that VENDOR certifies that is will review the OIG and GSA exclusions lists that upon initial hiring and retainer of contractors and annually thereafter, and that if any employee or contractor becomes such an excluded person that VENDOR will preclude such person from providing Services for HMO, and will take other appropriate corrective action, and

          K. To adopt and maintain an effective compliance program, consistent with CMS Requirements and HMO’s compliance program which generally includes, but it not limited to, the adoption of a code of conduct and the training of employees to detect, prevent, and correct fraud, waste and abuse in the delivery of Services; to report potential violations of law if and as required pursuant to CMS Requirements; to establish lines of communication with HMO designee for compliance management; to document compliance training and to promptly investigate and report to HMO any potential or actual instances of non-compliance, fraud, waste or abuse relevant to the Services or to HMO’s business; and to document and report to HMO the compliance activities of, and the effectiveness of, Vendor’s and its Delegated Entities compliance program(s); and to effectuate any HMO compliance program directives applicable to VENDOR including but not limited to training and reporting requirements; and

          L. Upon CMS request, this Agreement will be amended to exclude any Plan or State licensed entity, including without limitation any subcontractor of VENDOR.

3.	Delegation, Subcontracting and Offshore Activities

VENDOR agrees:

          A. That HMO retains the right to approve in advance, and thereafter to suspend or terminate, any arrangement for delegation or subcontracting of Services by VENDOR to any third party (the “Delegated Entity”), that such delegation/subcontracting shall be in the form of writing that specifically sets forth the Services and reporting responsibility being delegated/subcontracted, requires that the Delegated Entity comply with the terms of this Addendum otherwise applicable to VENDOR and all CMS Requirements including, but not

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limited to, the obligations set forth in Section 2 (i) through (xi) but excluding Section 2 (xii) of this Addendum; and provides for revocation of the delegation/subcontract and reporting requirements in instances where CMS or HMO determines that such parties have not performed satisfactorily;

          B. That any arrangement with Vendor or a Delegated Entity may be revoked by CMS or HMO upon a determination that Services are not performed satisfactorily or alternately, in such and event, HMO in its sole discretion, may require VENDOR, at its expense, to pursue remedies in lieu of revocation and/or require corrective action;

          C. That any data, reports, and/or other materials created in electronic and/or written form, that are prepared or provided by VENDOR or any Delegated Entities in connection with Services, include a certification by VENDOR or such Delegated Entity as being accurate, complete and truthful, to the best knowledge, information, and belief of the VENDOR or Delegated Entity, and upon request of CMS, its designee or HMO a written certification of same shall be delivered by the CEO or CFO of VENDOR and/or Delegated Entity as requested,

          D. VENDOR will provide HMO written notice 60 days in advance of the performance of Offshore Services;

          E. That VENDOR will ensure that if Offshore Services are performed by VENDOR or by a Delegated Entity, that there be policies and procedures in place to ensure that protected health information and other personal information of Plan participants remain secure, to at least the same extent as imposed on VENDOR by its Vendor Services Agreement with HMO; and

          F. VENDOR and Delegated Entities will prohibit access to data not required to perform services and that VENDOR’s policies and procedures allow for immediate termination of such arrangement upon discovery of a significant security breach and response to such breaches at least to the extent as imposed on VENDOR by its Vendor Services Agreement with HMO.

4.	VENDOR Representation and Certification

VENDOR represents that is has never been the subject of any proceedings or investigations by the Medicare Program nor is any such proceeding or investigation threatened or pending against it or any Delegated Entity. VENDOR shall immediately notify HMO in writing if VENDOR receives notices or becomes aware that it or any of its employees or contractors, or a Delegated Entity or any Delegated Entity’s employees or contractors are targeted for any proceeding or investigation by governmental authorities under the Medicare Program or if any such proceedings or investigation is initiated.

VENDOR certifies that all data submitted by VENDOR and by Delegated Entity on VENDOR’s behalf will be accurate, complete and truthful to VENDOR’s and the submitter’s best knowledge, information and belief. VENDOR also acknowledges that such data may be used by HMO for purposes of obtaining Federal funds.

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5.	Term and Termination

This Addendum is effective as of the date this document is executed by the last party (“Effective Date”) and shall terminate upon termination of the Agreement unless earlier termination as provided therein; provided, that any provision which by its nature would continue beyond the expiration or termination of this Addendum and/or the Agreement of which contemplates performance or observance subsequent to any expiration or termination of this Addendum and/or the Agreement shall survive expiration or termination of this Addendum and the Agreement, including but not limited to the parties’ obligation in Section 2 (iv), 2 (v), 2 (vii) and 3.

6.	Effect on Agreement

Except as expressly set forth in this Addendum, all other terms and conditions of the Agreement shall remain unaltered and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to executed by their respective duly authorized offices or agents as of the Effective Date.

TOUCHSTONE HEALTH, INC.		ENHANCED CARE INITIATIVES

By:		By:

Title:	Pres/CEO	Title:	CEO

Date:	7/9/09	Date:	7/9/09

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EXHIBIT A TO VENDOR SERVICES AGREEMENT

VENDOR SERVICES

ECI Standards for Chronic Care Improvement Program (“CCIP”) –

I.	General

	A.	Limited Licensed Trademark

All of the following services and programs shall be branded as the Touchstone Health Chronic Care Improvement Program or CCIP. All representatives from ECI shall identify themselves to providers and members as acting on behalf of Touchstone Health. All ECI policies and procedures developed and/or implemented for the following programs shall indicate “Touchstone Health” brand. To effectuate this arrangement, HMO hereby grants to ECI a nonexclusive royalty-free license to use the name “Touchstone Health” (the “Licensed Trademark”) solely for and in association with ECI’s provision of Services hereunder. All rights not hereby granted are reserved to HMO. ECI shall have no right to sublicense the Licensed Trademark. The rights granted to ECI under this Agreement are granted subject to ECI’s performance of its obligations under this Agreement, specifically including, but not limited to, the performance obligations set forth in this Exhibit A. Notwithstanding the foregoing, all uses of the Licensed Trademark are subject to prior review and approval by HMO.

B.	Call Center

ECI shall establish one or more dedicated telephone lines with service personnel at the ECI call center(s) dedicated to HMO members for questions concerning CCIP. The Call Center shall be available during the following hours, Monday through Friday, 8:00 a.m. to 6:00 p.m., and shall be compliant with all current CMS, HEDIS and other regulatory requirements applicable to HMO, including but not limited to requirements relating to hold times, customer disconnected calls, customer service wait time, provider support time, provider support calls disconnected. HMO may provide to VENDOR copies of current CMS and HEDIS call center requirements, but HMO’s failure to do so will not relieve VENDOR of its obligations to operate its Call Center hereunder in compliance with applicable regulatory requirements. All questions from HMO members shall be answered in accordance with HMO’s approved polices and procedures and applicable law. VENDOR shall provide Call Center Services primarily in English and Spanish in a dialect local to the New York metropolitan area. In addition, Call Center Services shall be provided in other languages required to communicate with and will provide services to accommodate the hearing impaired with TTY or TDY service. VENDOR shall collect and report to HMO information regarding Call Center Services as required by HMO.

C.	Auditing and Monitoring

In addition to such audit and monitoring rights as set forth in the Agreement and other exhibits to the Agreement, HMO shall have the right to observe VENDOR’s delivery of Services through reasonable mechanisms, including but not limited to real-time on-site and remote surveillance and observation and monitoring of call tapes). VENDOR shall provide access to the information, premises and/or facilities required by HMO and/or its designee for such compliance auditing purposes. VENDOR shall, and shall ensure that its subcontractors shall, fully cooperate with HMO and its representatives and with any regulatory bodies having jurisdiction in connection with inspection, audit, surveillance and observation.

VENDOR shall report same day of complaint or grievance notification to HMO in writing a summary of any verbal or written complaints or grievances from CCIP members, and shall work diligently as directed by HMO to address such complaints or grievances within, 24-48 hours from notification.

II.	CCIP Member Eligibility

Eligibility: CCIP Members shall be those individuals who are actively enrolled as a Touchstone Health member, (i) have never opted out of program, (ii) have one of the following Chronic Care Conditions: Diabetes, Chronic Obstructive Pulmonary Disease, Coronary Artery Disease, Congestive Heart Failure, Dementia, Depression, or are in active treatment for: Cancer, or are frail and disabled from: post-CVA, chronic kidney disease >Stage 3 requiring permanent hemodialysis, or any condition that limits safety, physical or cognitive function making the Member at risk for falls, or those that are near end of life, and (iii) must be determined in the screening process to be high risk (acuity). In addition, enrolled Touchstone members who have HIV or who are substance abusers (to exclude members whose only primary diagnosis is substance abuse) also shall become part of the ECI program beginning the 1st business day of the 3rd month of the Agreement between ECI and Touchstone. Conditions for CCIP Members shall include, but not be limited to, those conditions reflected in the codes included as an attachment to this Exhibit A which are: (1) CCIP diagnosis codes, (2) chronic kidney disease codes, (3) BH diagnosis codes, (4) HIV member eligibility codes and (5) HIV program complication codes.

Member Identification: ECI shall identify eligible high risk members for its CCIP Program from the following sources, which may come directly to ECI or through HMO, all of which shall be coordinated with HMO:

1.	Hospital Admission Census

2.	Health Risk Assessment (HRA) Screening

3.	Referrals from Medco (or any successor PBM identified by Touchstone) of Members eligible for Medication Therapy Management (MTM) with one of the Chronic Care Program Conditions

4.	Member Self-Referral

5.	Provider Referrals

6.	UM referrals

7.	Pharmacy Data

8.	Hospital Discharge Planners

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9.	Lab Data

10.	Referrals from Transitional Care Screening (from post-discharge call)

11.	Claims Data

All eligibility and benefits information sent by HMO to ECI shall be in an 834 file format in accordance with the HIPAA transactions and code set standards for Electronic Data interchange.

III.	Screening and Health Risk Assessment Performance

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The utilization of the PraPlus-HRA shall become part of the ECI program beginning the 1st business day of the 3rd month of the Agreement between ECI and Touchstone; in the interim, the ECI HRA shall be utilized starting on the Effective Date of the Agreement. The specific ECI HRA instrument will be used to screen all newly enrolled members, and those members active in CCIP on a monthly basis.

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All newly enrolled members will be screened by trained ECI personnel in person or by telephone for program eligibility within the first 30 days following the effective date of such member’s enrollment with Touchstone. ECI’s completion and documentation of at least 90% of such required screenings within such stated timeframe shall be the performance standard required hereunder; provided that the remaining 10% shall be completed within [45] days following enrollment. Screenings shall be conducted using a screening protocol that has been pre-approved by Touchstone, with any modifications to such protocol also requiring advance prior approval of Touchstone.

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PraPlus-HRA (or in the first 3 months hereunder the approved ECI HRA) shall be completed on all newly enrolled Touchstone Health members within 45 days following effective date of enrollment with Touchstone (85% success rate = performance standard). Members identified through the HRA with “moderate” risk scores are reported weekly to Touchstone Health in the HRA weekly report (see reporting requirements below).

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Pra HRA (or in the first 3 months hereunder the approved ECI HRA) will be completed monthly on a re-assessment basis for each active member in CCIP to assess for risk level in care management, based on the date of the last monthly HRA completed.

•	All newly screened Members that do not have an overall score of high risk acuity, and therefore are not eligible for CCIP will be reported to Touchstone Health on a weekly basis.

•	Annual PraPlus (or in the first 3 months hereunder the approved ECI HRA) is completed on all SNP members.

•	Continuous evaluation of and reporting on data and referral sources through the weekly Intake Report.

•	Onsite visit within 2 weeks from successful signing of program agreement (85% success rate = performance standard).

•	PCP/office staff contacted within 2 weeks from successful telephonic contact (90% success rate = performance standard).

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•

Hospital and IPA collaboration on re-admission initiatives. Vendor will support HMO’s initiatives with appropriate staffing to manage the agreed upon interventions to reduce re-admissions to rates identified by the HMO.

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Onsite visit for member’s post-hospital discharge within 48 hours after notification of discharge to include weekends (performance standard = 85% success rate of members that accept visits). Members discharged on Fridays will be screened via telephone for risk of ER or re-admission utilization potential to determine need for weekend onsite visit.

•	ECI Onsite Staff at Touchstone Health: Care Coordinator 5 days a week, and a Director at minimum 2X per week for the first 3 months; modifications to the schedule to be agreed to by the parties.

•	Agreement to collaborate on Case Closure criteria.

•	Care Plan interventions to include participation from the interdisciplinary health care team per CMS SNP Model of Care requirements.

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Care Management Risk stratification to include high, moderate, and low. Low risk leads to determination of the Member’s status to be stable. Vendor will report weekly on the Members closed as stable and transition cases to Touchstone Health staff.

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ECI will notify and coordinate with HMO regarding utilization of benefits, homecare or skilled nursing facility. As HMO retains the ultimate responsibility for arranging for benefits for members, all benefit utilization requires the Touchstone Health Case Manager’s approval and shall be furnished consistent with CMS requirements.

•	NP Onsite Assessment on all newly identified high risk members within 30 days from date member signs the agreement to participate in program.

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NP assessments are done within 2 weeks from when a change (identified from telephonic assessments or in obtaining information from different data, such as hospital list or referral sources) in a member’s condition results in a new CCIP diagnosis or new CCIP complication. NP assessments are to be communicated verbally and in writing or electronically within 48 hours or as severity of condition dictates to the member’s treating physician.

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ECI will provide updates on the 10th business day of each month to both Touchstone and the vendor responsible for Risk Adjustment Processing to support accurate and current member RAP scores. The report will include all completed NP Assessments and a monthly summary report on all the HRAs completed to include the list of conditions identified for each member in the detail.

•	Direct Member and Provider referral calls connect to ECI staff.

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ECI provides Touchstone Medical Management Department staff view access to agree upon screens of the ECI Care Management system. ECI to provide Touchstone with access to all clinical documentation concerning Touchstone members, including, but not limited to, access to printed copies of current and historic HRA and Care Plan data, to be furnished within 48 hours of HMO’s request.

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•

ECI to provide Wireless Tele-monitoring devices for Cardiac, Diabetic, and COPD conditions which includes monitoring for BP, Glucose, weight, PO2, but not limited to market improved monitoring devices that are advanced in both technology, and symptom management. No additional fees are charged to Touchstone Health to purchase, rent or maintain the tele-monitors.

•	Care Plan reports on 10 cases each week to discuss during Case Rounds; schedule to be mutually agreed to by the parties.

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Low-risk members in CCIP have a cap of 3 months. Based on a weekly aging report, all low risk members will be discussed and evaluated for the opportunity to continue in CCIP if agreed upon by both ECI and Touchstone Health.

IV.	Desired Utilization Outcomes

Touchstone will furnish to ECI applicable baselines for both admissions and re-admissions for agreed upon ICD9 codes in the CCIP. The parties agree that the goal of the CCIP is to achieve a 15% reduction from the baseline measures for both admissions and re-admissions. ECI hereby agrees to use best efforts to meet his goal by no later than March 31, 2010.

V.	Desired Clinical Outcomes per Milliman’s Chronic Care Guidelines

Timeline and specifics to be determined by mutual agreement of the parties.

VI.	Clinical Outcomes

Set forth below is a preliminary list of desired Clinical Outcomes that will be assessed by ECI during care management of CCIP members.

A.	Desired Outcomes For All CHF Members

•	Ensure that patient is an active participant in regimen and self care

•	Ensure that patient is taking an ACE Inhibitor or (ARB) Angiotensin Receptor Blocker

•	Cholesterol and Hypertension Management

•	Influenza and Pneumococcal Vaccination

•	Full compliance with medication regimen

B.	Desired Outcomes For All Diabetic Members

•	Ensure that patient is an active participant in regimen and self care

•	No hypoglycemic episodes

•	HbA1c less than 8%

•	Insulin-dependent diabetic patient self-monitors blood glucose at least 2 times per day.

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•	Non insulin-dependent diabetic patient self-monitors blood glucose at least 2 times per week.

•	Full compliance with medication regimen

C.	Desired Outcomes For All COPD Members

•	Ensure that patient is an active participant in regimen and self care

•	Smoking cessation –(referral to smoking cessation program)

•	Annual influenza vaccine

•	Pneumococcal vaccine

•	Full adherence with medication regimen

D.	Desired Outcomes For All CAD Members

•	Ensure that patient is an active participant in regimen and self care

•	Blood pressure control

•	Weight management

•	HbA1c less than 8% for all members with dx of DM

•	Anticoagulant Management in the home

•	Smoking cessation –(referral to smoking cessation program)

•	Full compliance with medication regimen

E.	Desired Outcomes For All HIV Members

Enrolled Touchstone members who have HIV or who are substance abusers (to exclude members whose only primary diagnosis is substance abuse) also shall become part of the ECI program beginning the 1st business day of the 3rd month of the Agreement between ECI and Touchstone. The following desired outcomes for HIV are important measures for this patient population:

•	Antiretroviral Therapy (ARV)

•	Ensure that patient is an active participant in regimen and self care

•	Ensure that patient is taking medications

•	Preventive testing: smoking cessation, immunizations, cervical pap testing, mammography, and hearing screening

•	Laboratory testing: CD4, T cell count, Viral Load/plasma HIV RNA, TB, toxoplasmosis, Hepatitis, and general panels to check for electrolytes, liver function etc.

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•	Steerage to appropriate treatment, monitoring, and follow-up by provider trained in care of HIV/AIDS.

F.	Desired Outcomes For All CKD Members

•	Blood pressure control

•	Input/Output of Fluids control

•	Weight management control

•	Glucose control

•	Creatinine and BUN stabilized

•	Electrolytes in control from baseline

•	CBC in control from baseline

•	Lipids including triglycerides, LDL<100

•	Calcium Phosphorous in control from baseline

•	Albumin in control from baseline

•	Full compliance with medication regimen

G.	Desired Outcomes for all Members in Active Cancer treatment

•	Weight management control

•	Electrolytes in control

•	Full compliance with medication regimen

•	Platelets in control

•	Infection prevention

•	Anemia in control with coverage of supportive medication by Touchstone

•	CBC in control

•	Pain in control

•	Intake and output of fluids WNL

H.	Desired Outcomes for all Members with Psychosocial Issues

▪	Psychosocial stressors have been identified

▪	Living situation has been optimized

▪	Financial resources have been optimized

▪	Adherence to treatment plan has been optimized

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▪	Social support systems have been optimized

▪	Caregiving stress has been minimized

VII.	Reports To Evaluate Program

Timeline and specifics to be determined by mutual agreement of the parties, and shall include, but not be limited to:

A.	Member Management Reports

	•	Daily, weekly, Intake Reporting

	•	Weekly, monthly, and quarterly Enrollment Reporting

	•	Weekly, monthly, and quarterly Caseload Management Reporting

	•	Weekly report on the # of Members in each risk level per condition

	•	Weekly, monthly and quarterly Case Closure Report

	•	Weekly, monthly and quarterly identify how many unique members had 2 or more hospital or SNF admissions or re-admissions per chronic care condition

	•	Weekly, monthly and quarterly utilization report on hospital and SNF admissions, HC, Outpatient PT, PCP visits, Onsite assessments, and tele-monitoring

	•	Weekly report exchange on members who are no longer eligible for Medicaid benefits

	•	Report on care management barriers during weekly Case Rounds

	•	Monthly, and quarterly aging report of cases in each Risk Level per condition

	•	Monthly identify Physicians who have members with 2 or more admissions or re-admissions within the last 6 months

	•	Identify monthly, and quarterly the total number of members in the Touchstone Health Membership with each chronic care condition

	•	Identify monthly, and quarterly the percentage of the total members per condition that is being actively managed in the program

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A copy of the completed full HRA for individual Touchstone members shall be delivered to HMO upon its request from time to time where HMO determines that circumstances require its access to such documentation

	•	Monthly list of newly enrolled members, HRA scores and medical conditions, ID#s, DOB

Reports and other data created and/or maintained under this Agreement shall be made available to other third-party vendors of HMO as identified by HMO, the specifics of such access, e.g. whether hard copy and/or electronic, to be determined by mutual agreement of the parties

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	B.	Preventive Health Care Management Reports

		1.	Health Risk Assessment

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Weekly HRA outcome reports by SNP and Medicare Advantage Products to review: the # of new Members referred to CCIP, the # of Members who received their monthly, and annual HRA, and the # of previously managed CCIP Members that were closed-stable that were referred back for care management based on the HRA score

•	Weekly HRA reports to include score results, and answers to specific questions, for example the names of medical conditions reported, and the detail of the Member ID, and DOB

•	Report monthly on the outreach results from the HRA, telephone, and mailing success

		2.	Care Plan Results

•	Weekly evaluate risk level, interdisciplinary healthcare team involvement, and type of open problems identified, and interventions completed per chronic condition

•	Monthly aggregate on all managed Members to include the types of completed: problems, assessments, interventions, and goals per chronic condition

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Weekly identify managed members who were admitted to a hospital or SNF, and report on their condition(s), their admitting diagnosis, Risk level prior to admission, and last assessments and interventions completed

		3.	Smoking Cessation Results

•	Identify the number of Managed Members who smoke per chronic care condition, and how many have hospitalizations or readmissions per chronic care condition

•	Identify the number of Members who stated they will quit or decrease the number of cigarettes smoked in a day

		4.	Vaccine Administration Results

•	Identify the number of Managed Members who were referred to their PCP to receive the Influenza vaccine, and were vaccinated

•	Identify the number of Managed Members who were referred to their PCP to receive the Pneumococcal vaccine, and were vaccinated

	C.	Monthly Clinical Outcome Reports Per Condition

		•	CHF, Diabetes, COPD, CAD, HIV, CKD, Dementia, Depression, and Substance Abuse.

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Clinical Outcome Reports

Metric	Definition of Metric

Prevalence of Chronic Care Improvement Program Conditions	Percentage of members with CCIP Conditions

Percentage of members managed in CCIP	The number of managed members in CCIP per total number of members in population

All CCIP Conditions Admits/1000	Total hospital admissions for all Chronic Care Conditions per 1000

Admits/1000 for Gastro Intestinal Complications	Total hospital admissions related to the treatment complications nausea, vomiting, diarrhea, dehydration, etc., per 1000 identified members per year

Admits/1000 for Respiratory Infectious Complications	Total hospital admissions related to the complications of asthma, bronchitis, COPD, Pleurisy, etc., per 1000 identified members per year

Admits/1000 for Vascular Complications	Total hospital admissions related to the complications of hypertensive heart disease, phlebitis, DVT, edema, etc., per 1000 identified members per year

Admits/1000 for Pain Complications	Total hospital admissions related to Abdominal, back, extremity pain, etc., per 1000 identified members per year

Admits/1000 for Fatigue Complications	Total hospital admissions related to cachexia, and or obesity per 1000 identified members per year

Admits/1000 for Medication Complications	Total hospital admissions related to poisoning by other and unspecified drugs and medicinal substance per 1000 identified members per year

Admits/1000 for Psychosocial	Total hospital admissions related to depression, dementia and or substance abuse-alcohol per 1000 identified members per year

Re-admits/1000 within 30 days of hospital discharge	Total hospital admissions occurring within 31 days of a previous discharge per 1000 identified members per year

Each total result with identified Members is then analyzed per total number of Members managed in CCIP to determine percentage of impact on high risk members.

Other reports to be developed prior to commencement of Services hereunder, and in a manner and format as approved by HMO, shall be: (1) Intake: results on the sources where the members

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are identified; (2) Risk management — Status report on Acuity; (3) Care Plan summaries per condition; (4) PCP reporting; (5) Managed Member Admission Report; (6) NP assessment submissions; and (7) tele-monitoring reports for each device.

D.	Member Satisfaction

ECI will utilize its standard member satisfaction survey tool, which Touchstone will have the opportunity to review in advance. Member satisfaction surveys to be conducted on all CCIP members on a semi-annual basis in May and November each year

•	To measure Member satisfaction as part of the program success measures

•	To measure the Member’s self evaluation on improvement of quality of life and health status

•	To identify areas of improvement in the program

E.	Provider Satisfaction

ECI will utilize its standard provider satisfaction survey tool, which Touchstone will have the opportunity to review in advance.

	•	To measure Provider satisfaction as part of the program success measures

	•	To identify timely and effective modes of communication to support the provider’s treatment plan

	•	To identify areas of improvement in the program

VIII.	Process For Implementation Of ECI Programs

To begin the implementation, a kickoff meeting will be promptly scheduled by the parties within ten (10) business days of the Effective Date of their Agreement or as otherwise agreed to by the parties, to be attended by representatives designated by each party. The purpose of the kickoff meeting is to designate the metrics, timetables and other items described herein that require mutual agreement of the parties prior to implementation. The results of the kickoff meeting shall be reduced to writing and made part of this Agreement. Changes may be made by mutual written agreement.

ECI will assign a Touchstone Account Manager to be the primary contact person at ECI responsible for ECI’s performance of the Agreement and to serve as Touchstone’s primary contact for coordination of the Services and to respond to complaints and questions from Touchstone about the Services. The Account Manager shall be available to Touchstone on a 24/7 basis and agrees to a regular weekly status meeting at least for the first 2 months.

Attachments: (1) CCIP diagnosis codes, (2) chronic kidney disease codes, (3) BH diagnosis codes, (4) HIV member eligibility codes and (5) HIV program complication codes.

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